PROXY
                         Alpine Air Express, Inc.

Annual Meeting of the Shareholders of       (THIS PROXY IS SOLICITED ON BEHALF
Alpine Air Express, Inc. on March 27, 2002   OF THE BOARD OF DIRECTORS)

     The undersigned hereby appoints Eugene Mallette and Max A. Hansen, Esq., and each of them, proxies, with full power of substitution, to vote the voting shares of Alpine Air Express, Inc. (the "Company"), which the undersigned is entitled to vote at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held March 27, 2002, at 1:00 PM Mountain Time at the corporate offices of Alpine located at 1177 Alpine Air Way, Provo, Utah, or any adjournment(s) thereof, such proxies being directed to vote as specified below. If no instructions are specified, such proxy will be voted "FOR" each proposal.

     To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" below. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" below.

     The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

     1) Elect each of the following nominees as directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified.

     Eugene Mallette     FOR ___   AGAINST ___  WITHHOLD AUTHORITY ___
     Bill Distefano      FOR ___   AGAINST ___  WITHHOLD AUTHORITY ___
     Max A. Hansen       FOR ___   AGAINST ___  WITHHOLD AUTHORITY ___
     Richard A. Rowack   FOR ___   AGAINST ___  WITHHOLD AUTHORITY ___
     David J. Leonard    FOR ___   AGAINST ___  WITHHOLD AUTHORITY ___

     2)  Ratify Alpine's 2001 Equity Incentive Plan.
          FOR ___  AGAINST ___   WITHHOLD AUTHORITY ___

     3) Consider and act upon the ratification of the appointment of Squire and Company, PC as independent public accountants.
          FOR ___  AGAINST ___   WITHHOLD AUTHORITY ___

     4) Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
          FOR ___  AGAINST ___   WITHHOLD AUTHORITY ___

PLEASE PRINT YOUR NAME AND SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.

Dated:__________________   Number of Shares Beneficially Held____________
_______________________________________   _______________________________
Signature                                 Signature (if held jointly)
PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE, TO:
Alpine Air Express, Inc.
1177 Alpine Air Way
Provo, Utah 84601